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                                       21

Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in Registration Statement File No. 333-43601 and this Annual Report (Form 10-K) of our report dated August 27, 2002, with respect to the consolidated financial statements and schedule of AFP Imaging Corporation and Subsidiaries included in this Annual Report (Form 10-K) for the year ended June 30, 2002.

         Our audit also included the financial statement schedule of AFP Imaging Corporation and Subsidiaries listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                                                           /s/ Ernst & Young LLP


Stamford, Connecticut
September 20, 2002